SENESCO TECHNOLOGIES RECEIVES NOTICE OF NON-COMPLIANCE FROM NYSE MKT

BRIDGEWATER, N.J. (August 27th, 2012) – On August 22, 2012, Senesco Technologies, Inc. (“Senesco” or the “Company”) (NYSE MKT: SNT) received a notice from NYSE Regulation, Inc. on behalf of NYSE MKT LLC (the “NYSE MKT”) providing notification that NYSE MKT has determined not to grant the Company an extension to the Company’s time period to cure the Company’s non-compliance with certain of the NYSE MKT’s continued listing standards as set forth in Part 10 of the NYSE MKT Company Guide (the “Company Guide”), and therefore, the NYSE MKT intends to file a delisting application with the Securities and Exchange Commission striking the Company’s common stock from the NYSE MKT. Specifically, the Company is not in compliance with Section 1003(a)(iii) of the Company Guide with stockholder’s equity of less than $6,000,000 at June 30, 2011 and losses from continuing operations and/or net losses in its five most recent fiscal years and with Section 1003(a)(ii) of the Company Guide with stockholder’s equity of less than $4,000,000 at September 30, 2011 and losses from continuing operations and/or net losses in three of its four most recent fiscal years. The Company reported stockholder’s equity of $4,517,463 at June 30, 2011 and 3,933,130 at September 30, 2011.

The Company intends to appeal the NYSE MKT’s determination and request a hearing a committee of NYSE MKT in accordance with the Company’s rights as set forth in Sections 1203 and 1009(d) of the Company Guide. There can be no assurance that the Company’s request for continued listing will be granted. If the Company’s appeal is not successful, the NYSE MKT will likely initiate delisting proceedings.

About Senesco Technologies, Inc.

Senesco, a leader in eIF5A technology, is running a clinical study in multiple myeloma with its lead therapeutic candidate SNS01-T, which targets B-cell cancers by selectively inducing apoptosis by modulating eukaryotic, translation, initiation Factor 5A (eIF5A), which is believed to be an important regulator of cell growth and cell death. Accelerating apoptosis may have applications in treating cancer, while delaying apoptosis may have applications in treating certain inflammatory and ischemic diseases. Senesco has already partnered with leading-edge companies engaged in agricultural biotechnology and biofuels development, and is entitled to earn research and development milestones and royalties if its gene-regulating platform technology is incorporated into its partners’ products.

Forward-Looking Statements

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the Company’s ability to recruit patients for its clinical trial; any perceived efficacy of SNS01-T in the current clinical trial; the ability of the Company to consummate additional financings; the development of the Company’s gene technology; the approval of the Company’s patent applications; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company's license agreements; the acceptance by the market of the Company’s products; the timing and success of the Company’s preliminary studies, preclinical research and clinical trials; competition and the timing of projects and trends in future operating performance, the Company’s ability to comply with the continued listing standards of the NYSE MKT, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Senesco Technologies, Inc.
Leslie J. Browne, Ph.D., 908-864-4444
President & CEO